Exhibit 14


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 19, 2005, relating to the financial statements and financial highlights which appears in the July 31, 2005 Annual Report to Shareholders of MDT All Cap Core Fund and MDT Balanced Growth Fund (portfolios of MDT Funds), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP
/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 9, 2006